EXHIBIT 99.1
The Brink’s Company
1801 Bayberry Court
P.O. Box 18100
Richmond, VA 23226-8100 USA
Tel. 804.289.9600
Fax 804.289.9770

PRESS RELEASE

FOR IMMEDIATE RELEASE
Contact:
Investor Relations
804.289.9709

Brink’s Reports Third-Quarter Results
Non-GAAP EPS $.19 vs $.69; GAAP EPS $.38 vs $.61
Latin America Results Hurt by Currency, Organic Profit Decline and Chile Theft Loss
Management Reduces 2014 Outlook, Continues to Expect Strong Profit Growth in 2015 and 2016

RICHMOND, Va., October 30, 2014 – The Brink’s Company (NYSE: BCO), a global leader in security-related services, today reported third-quarter earnings.

Third-Quarter Highlights

GAAP:
•	EPS includes Peru divestiture gain ($.45) and Netherlands restructuring charge ($.24)
• EPS $.38 vs. $.61; revenue down 7% (13% organic growth)
•	Segment profit down 79% (58% organic decline); margin 1.9% vs. 8.1%
•	Latin America $5 million loss vs. $43 million profit; margin (1.5%) vs. 10.1%
•	EMEA profit $16 million vs. $32 million; margin 5.1% vs 10.7%
•	North America profit $2 million vs. break-even; margin 0.7% vs 0.1%
•	Asia-Pacific profit flat at $5 million; margin 13.0% vs. 13.8%

Non-GAAP:
•	EPS $.19 vs. $.69; revenue down 7% (13% organic growth)
•	Segment profit down 53% (39% organic decline); margin 4.2% vs. 8.4%
•	Latin America profit break-even vs. $42 million; margin 0.1% vs. 10.0%
•	EMEA profit $31 million vs. $32 million; margin 10.2% vs. 10.7%
•	North America profit $2 million vs. $3 million; margin 1.0% vs. 1.4%
•	Asia-Pacific profit flat at $5 million; margin 13.0% vs. 13.8%

Other:
•
GAAP and non-GAAP results include charge of $10 million ($.13 per share) related to a robbery in Chile (see “Recent Events” on page 6); charge allocated to regional segments, consistent with other global expenses

•	Negative currency impact: $194 million on revenue (GAAP and non-GAAP); $16 million on GAAP profit, $12 million on non-GAAP profit; due primarily to devaluation of Venezuela currency

Tom Schievelbein, chairman, president and chief executive officer, said: “The lower third-quarter earnings reflect relatively flat profits in all regions except Latin America, where profits declined sharply due primarily to a negative currency impact of $12 million, organic profit declines in Venezuela, Mexico and Brazil and a theft loss in Chile.  The negative currency impact was due mainly to the devaluation of the Venezuelan bolivar earlier this year.
“We’ve reduced our 2014 non-GAAP segment margin rate to a range between 5.5% and 6.0% and expect full-year revenue of about $3.7 billion.  We continue to expect strong profit growth in 2015 and 2016 as operational improvements begin to take hold, particularly in the U.S. and Mexico.  Our target for 2015 is to achieve a non-GAAP segment margin rate of 6.5% to 7.0% on revenue of about $3.8 billion.  Our goal to achieve a full-year segment margin rate of 8% by the end of 2016 has not changed.”

Summary Reconciliation of Third-Quarter GAAP to Non-GAAP EPS*
	Third Quarter		Nine Months
	2014	2013	2014	2013
GAAP Diluted EPS	$0.38	$0.61	$(0.76)	$0.94
Exclude expenses related to currency devaluation in Venezuela	0.06	-	1.71	0.18
Exclude U.S. retirement plan expenses	0.05	0.16	0.17	0.48
Exclude employee benefit settlement losses	0.04	0.01	0.07	0.02
Exclude gains and losses on acquisitions, dispositions, and closures	(0.25)	(0.05)	(0.28)	(0.13)
Exclude share-based compensation adjustment	(0.03)	-	0.04	-
Adjust quarterly tax rate to full-year average rate	(0.06)	(0.04)	(0.08)	-
Non-GAAP Diluted EPS	$0.19	$0.69	$0.86	$1.49

Summary of Third-Quarter Results*
	Third Quarter			Nine Months
(In millions, except for per share amounts)	2014	2013	% Change	2014	2013	% Change

GAAP
Revenues	$913	982	(7)	$2,806	2,903	(3)
Segment operating profit (loss)(a)	17	80	(79)	(11)	169	unfav
Non-segment income (expense)	31	(21)	fav	(3)	(59)	(95)
Operating profit (loss)	48	59	(20)	(14)	109	unfav
Income (loss) from continuing operations(b)	19	30	(37)	(37)	46	unfav
Diluted EPS from continuing operations(b)	0.38	0.61	(38)	(0.76)	0.94	unfav

Non-GAAP(c)
Revenues	$913	982	(7)	$2,806	2,903	(3)
Segment operating profit(a)	38	82	(53)	147	189	(22)
Non-segment income (expense)	(13)	(11)	12	(36)	(30)	18
Operating profit	26	71	(64)	111	159	(30)
Income from continuing operations(b)	10	34	(72)	42	73	(42)
Diluted EPS from continuing operations(b)	0.19	0.69	(72)	0.86	1.49	(42)

(a)	Segment operating profit is a Non-GAAP measure. Disclosure of segment operating profit enables investors to assess operating performance excluding non-segment income and expense.
(b)	Amounts reported are attributable to shareholders of The Brink’s Company and exclude earnings related to noncontrolling interests.
(c)
These Non-GAAP results for 2014 reflect Venezuela’s local earnings translated at 6.3 bolivars to the U.S. dollar through March 23, 2014, and at approximately 50 bolivars to the U.S. dollar from March 24 to September 30, 2014.  Also see pages 14 – 18 for Non-GAAP Results Adjusted for Venezuelan Results at 50 Bolivars per U.S. dollar for hypothetical historical results had we used a rate of 50 to translate Venezuela’s results for all periods in 2013 and 2014.

*Non-GAAP results are reconciled to the applicable GAAP results on pages 14 -– 18.  Amounts may not add due to rounding.

The Brink’s Company and subsidiaries
Third Quarter 2014 vs. 2013 (Unaudited)
(In millions)

Segment Results – GAAP

			Acquisitions /
		Organic	Dispositions	Currency		% Change
	3Q '13	Change	(a)	(b)	3Q '14	Total	Organic
Revenues:
Latin America	$424	111	-	(192)	343	(19)	26
EMEA	301	2	-	-	304	1	1
North America	223	8	-	(2)	228	2	3
Asia Pacific	35	3	-	-	39	10	10
Total	$982	125	-	(194)	913	(7)	13

Operating profit:
Latin America	$43	(31)	-	(17)	(5)	unfav	(73)
EMEA	32	(17)	-	-	16	(51)	(53)
North America	-	2	-	-	2	fav	fav
Asia Pacific	5	-	-	-	5	4	4
Segment operating profit	80	(47)	-	(16)	17	(79)	(58)
Non-segment	(21)	7	44	-	31	fav	(35)
Total	$59	(39)	44	(16)	48	(20)	(67)

Segment operating margin:
Latin America	10.1%				(1.5%)
EMEA	10.7%				5.1%
North America	0.1%				0.7%
Asia Pacific	13.8%				13.0%
Segment operating margin	8.1%				1.9%

Segment Results – Non-GAAP*

			Acquisitions /
		Organic	Dispositions	Currency		% Change
	3Q '13	Change	(a)	(b)	3Q '14	Total	Organic
Revenues:
Latin America	$424	111	-	(192)	343	(19)	26
EMEA	301	2	-	-	304	1	1
North America	223	8	-	(2)	228	2	3
Asia Pacific	35	3	-	-	39	10	10
Total	$982	125	-	(194)	913	(7)	13

Operating profit:
Latin America	$42	(30)	-	(12)	-	(100)	(72)
EMEA	32	(2)	-	-	31	(3)	(5)
North America	3	(1)	-	-	2	(29)	(23)
Asia Pacific	5	-	-	-	5	4	4
Segment operating profit	82	(32)	-	(12)	38	(53)	(39)
Non-segment	(11)	(1)	-	-	(13)	12	12
Total	$71	(34)	-	(12)	26	(64)	(48)

Segment operating margin:
Latin America	10.0%				0.1%
EMEA	10.7%				10.2%
North America	1.4%				1.0%
Asia Pacific	13.8%				13.0%
Segment operating margin	8.4%				4.2%

(a)	Includes operating results and gains/losses on acquisitions, sales and exits of businesses.
(b)
The “Currency” amount in the GAAP table is the sum of the “monthly currency changes” adjusted for any additional expense recorded under highly inflationary accounting rules.  The “monthly currency change” is equal to the Revenue or Operating Profit for the month in local currency, on a country-by-country basis, multiplied by the difference in rates used to translate the current period amounts to U.S. dollars versus the translation rates used in the year-ago month.  Venezuela is translated to the U.S. dollar under highly inflationary accounting rules.  Net monetary assets in local currency are remeasured to U.S. dollars using current exchange rates with losses recognized in earnings.  Nonmonetary assets under these rules are not remeasured to a lower basis in U.S. dollars when the currency devalues.  Instead, these assets retain their higher U.S. dollar historical bases and the excess basis is recognized in earnings as each asset is consumed. Both of these effects are included in “Currency” in the GAAP table.  The Non-GAAP table excludes any excess basis recognized in earnings as the nonmonetary assets are consumed.

*Non-GAAP results are reconciled to the applicable GAAP results on pages 14 – 18.
Amounts may not add due to rounding.

The Brink’s Company and subsidiaries
Year-to-Date September 2014 vs. 2013 (Unaudited)
(In millions)

Segment Results – GAAP

			Acquisitions /
		Organic	Dispositions	Currency		% Change
	YTD '13	Change	(a)	(b)	YTD '14	Total	Organic
Revenues:
Latin America	$1,250	314	-	(446)	1,118	(11)	25
EMEA	872	11	-	21	904	4	1
North America	672	11	-	(9)	674	-	2
Asia Pacific	108	5	-	(3)	110	2	4
Total	$2,903	341	-	(437)	2,806	(3)	12

Operating profit (loss):
Latin America	$91	(13)	-	(159)	(81)	unfav	(15)
EMEA	59	(13)	-	1	48	(20)	(22)
North America	5	4	-	(1)	8	84	98
Asia Pacific	14	-	-	-	14	(1)	-
Segment operating profit	169	(22)	-	(158)	(11)	unfav	(13)
Non-segment	(59)	14	43	-	(3)	(95)	(23)
Total	$109	(8)	43	(158)	(14)	unfav	(8)

Segment operating (loss) margin:
Latin America	7.2%				(7.3%)
EMEA	6.8%				5.3%
North America	0.7%				1.2%
Asia Pacific	13.0%				12.7%
Segment operating margin	5.8%				(0.4%)

Segment Results – Non-GAAP*

			Acquisitions /			% Change
		Organic	Dispositions	Currency
	YTD '13	Change	(a)	(b)	YTD '14	Total	Organic
Revenues:
Latin America	$1,250	314	-	(446)	1,118	(11)	25
EMEA	872	11	-	21	904	4	1
North America	672	11	-	(9)	674	-	2
Asia Pacific	108	5	-	(3)	110	2	4
Total	$2,903	341	-	(437)	2,806	(3)	12
Operating profit:
Latin America	$102	(10)	-	(35)	58	(44)	(10)
EMEA	59	3	-	1	64	7	5
North America	13	(1)	-	(1)	11	(14)	(10)
Asia Pacific	14	-	-	-	14	-	1
Segment operating profit	189	(8)	-	(34)	147	(22)	(4)
Non-segment	(30)	(6)	-	-	(36)	18	18
Total	$159	(14)	-	(34)	111	(30)	(9)

Segment operating margin:
Latin America	8.2%				5.2%
EMEA	6.8%				7.0%
North America	2.0%				1.7%
Asia Pacific	13.0%				12.8%
Segment operating margin	6.5%				5.2%

*Non-GAAP results are reconciled to the applicable GAAP results on pages 14 – 18.

Amounts may not add due to rounding. See page 4 for footnote explanations.

Non-Segment Expenses (Income)
Third-quarter GAAP results include a net benefit of $31 million from non-segment expenses, compared to net expenses of $21 million in 2013.  The benefit is primarily due to a $44 million gain on the sale of the company’s equity interest in a cash-in-transit business in Peru.  On a non-GAAP basis, non-segment expenses increased to $13 million compared to $11 million in 2013 due to higher general and administrative expenses.

Capital Expenditures and Capital Leases
Year-to-date capital expenditures and capital lease additions were $90 million compared to $124 million in 2013.  Full-year fixed asset acquisitions are expected to be approximately $160 million to $170 million.

Primary U.S. Pension Plan
During the quarter, Brink’s prepaid its 2015 and 2016 required contributions, totaling $61 million, to the primary U.S. pension plan in order to further de-risk the plan’s investment allocation and lower its PBGC premiums.  These payments were made using available cash and existing credit facilities.
On August 29, Brink’s offered certain pension plan participants the option of receiving a lump-sum payment or reduced annuity.  The company expects to incur a fourth-quarter non-cash settlement charge against GAAP earnings based on the number of respondents who choose one of these options and actuarial assumptions at the remeasurement date.

Income Taxes
On a GAAP basis, third-quarter tax expense was $23 million (effective rate 56%) versus $15 million (effective rate of 28%) in the year-ago quarter.  Due to the significant Venezuela remeasurement write-down, which is non-deductible, the resulting full-year GAAP tax expense is projected to exceed pretax income, resulting in a tax rate in excess of 100%.
Non-GAAP earnings for the third quarter reflect an effective tax rate of 38.0%, which is the midpoint of the estimated non-GAAP full-year range of 36.5% to 39.5%.  The estimated range increased by 1.5% this quarter due to the exclusion of earnings related to the company’s equity interest in a cash-in-transit business in Peru that was sold during the quarter.  Non-GAAP results exclude the aforementioned nondeductible remeasurement charge.

Recent Events
During the quarter, the company experienced a $10 million theft loss in Chile that had a negative impact of $0.13 per share on third-quarter earnings.
On August 29, Brink’s announced the early redemption of $43 million of bonds issued by the Peninsula Ports Authority of Virginia (and guaranteed by Brink’s), which were recorded as debt on the company’s balance sheet.  The bonds were redeemed on September 15 for $44 million, which includes accrued interest through the redemption date.

On September 26, the company sold its equity interest in a cash-in-transit business in Peru for $60 million.  The sale resulted in a third quarter pretax gain of approximately $44 million ($.45 per share after taxes).
On October 17, Brink’s announced its plan to restructure its Netherlands operations in response to a loss of business with Rabobank, its largest customer in that country.  The company incurred a third-quarter charge of $16 million ($.24 per share after taxes) against GAAP earnings related to severance, asset impairments, and other costs associated with the expected cessation of service to Rabobank on July 1, 2015.  The restructuring plan includes the potential closure of three branches and a workforce reduction of approximately 600 employees.  In 2013, the Netherlands operations generated approximately $120 million of revenue.  The restructured business is expected to generate annual revenue of approximately $40 million.

Conference Call
Brink’s will host a conference call on October 30 at 11:00 a.m. Eastern Time to review third-quarter results.  Interested parties can listen by calling (877) 870-4263 (in the U.S.) or (412) 317-0790 (international) Participants should call in at least five minutes prior to the start of the call.  Participants can pre-register at http://dpregister.com/10053127  to receive a direct dial-in number for the call.  The call also will be accessible via live webcast at www.Brinks.com.  A replay of the call will be available through November 14, 2014, at (877) 344-7529 (in the U.S.) or (412) 317-0088 (international).  The conference number is 10053127.  A webcast replay will also be available at www.Brinks.com.

About The Brink’s Company
The Brink’s Company (NYSE:BCO) is the world’s premier provider of secure transportation and cash management services.  For more information, please visit The Brink’s Company website at www.Brinks.com or call 804-289-9709.

Non-GAAP and Adjusted Non-GAAP Results
Non-GAAP and Adjusted Non-GAAP results described in this press release are financial measures that are not required by or presented in accordance with U.S. generally accepted accounting principles (“GAAP”).  The purpose of the Non-GAAP results is to report financial information without certain income and expense items and adjust the quarterly Non-GAAP tax rates so that the Non-GAAP tax rate in each of the quarters is equal to the full-year Non-GAAP tax rate.  The full year Non-GAAP tax rate in both years excludes certain pretax and tax income and expense amounts.  The purpose of Adjusted Non-GAAP results is to report historical Non-GAAP financial information assuming that our Venezuelan operations had been remeasured using a rate of 50 bolivars to the U.S. dollar.  Amounts reported for prior periods have been updated in this report to present information consistently for all periods presented.

The Non-GAAP and Adjusted Non-GAAP information provides information to assist comparability and estimates of future performance.  Brink’s believes these measures are helpful in assessing operations and estimating future results and enable period-to-period comparability of financial performance.  In addition, Brink’s believes the measures will help investors assess the ongoing operations.  Non-GAAP and Adjusted Non-GAAP results should not be considered as an alternative to revenue, income or earnings per share amounts determined in accordance with GAAP and should be read in conjunction with their GAAP counterparts.

The consolidated non-GAAP segment margin target for 2016  and 2014 estimated non-segment expense are not reconciled to GAAP because we are unable to quantify certain amounts that would be required to be included in the GAAP measure without unreasonable effort.

Forward-Looking Statements
This release contains both historical and forward-looking information. Words such as "anticipates," "assumes," "estimates," "expects," "projects," "predicts," "intends," "plans," "believes," "potential," "may," "should" and similar expressions may identify forward-looking information. Forward-looking information in this release includes, but is not limited to, anticipated revenue, organic revenue growth, currency impact on revenue, segment margin, non-segment expense, interest expense, income tax rate, interest and other income, non-controlling interest expense, tax expense, fixed asset acquisitions, capital expenditures, capital leases, depreciation and amortization for 2014; profit growth in 2015 and 2016 and the impact of operational improvements, 2015 revenue, and 2015 and 2016 non-GAAP segment margin. Forward-looking information in this document is subject to known and unknown risks, uncertainties and contingencies, which are difficult to predict or quantify, and which could cause actual results, performance or achievements to differ materially from those that are anticipated.

These risks, uncertainties and contingencies, many of which are beyond our control, include, but are not limited to:
•	continuing market volatility and commodity price fluctuations and their impact on the demand for our services;

•	our ability to continue profit growth in Latin America;

•	our ability to maintain or improve volumes at favorable pricing levels and increase cost and productivity efficiencies, particularly in the United States and Mexico;

•	investments in information technology and value-added services and their impact on revenue and profit growth;

•	our ability to develop and implement solutions for our customers and gain market acceptance of those solutions;

•	our ability to maintain an effective IT infrastructure and safeguard confidential information;

•
risks customarily associated with operating in foreign countries including changing labor and economic conditions, currency devaluations, safety and security issues, political instability, restrictions on repatriation of earnings and capital, nationalization, expropriation and other forms of restrictive government actions;

•	the strength of the U.S. dollar relative to foreign currencies and foreign currency exchange rates;

•	the stability of the Venezuelan economy, changes in Venezuelan policy regarding foreign-owned businesses;

•	changes in currency restrictions and in foreign exchange rates, including fluctuations in value of the Venezuelan bolivar;

•	regulatory and labor issues in many of our global operations, including negotiations with organized labor and the possibility of work stoppages;

•	our ability to identify and execute further cost and operational improvements and efficiencies in our core businesses;

•	our ability to integrate successfully recently acquired companies and improve their operating profit margins;

•	costs related to dispositions and market exits;

•	our ability to identify evaluate and pursue acquisitions and other strategic opportunities including those in the home security industry and emerging markets;

•	the willingness of our customers to absorb fuel surcharges and other future price increases;

•	our ability to obtain necessary information technology and other services at favorable pricing levels from third party service providers;

•	variations in costs or expenses and performance delays of any public or private sector supplier, service provider or customer;

•
our ability to obtain appropriate insurance coverage, positions taken by insurers with respect to claims made and the financial condition of insurers, safety and security performance, our loss experience, and changes in insurance costs;

•	security threats worldwide and losses of customer valuables;

•	costs associated with the purchase and implementation of cash processing and security equipment;

•	employee and environmental liabilities in connection with our former coal operations, black lung claims incidence;

•	the impact of the Patient Protection and Affordable Care Act on black lung liability and the Company's ongoing operations;

•
changes to estimated liabilities and assets in actuarial assumptions due to payments made, investment returns, interest rates and annual actuarial revaluations, the funding requirements, accounting treatment, investment performance and costs and expenses of our pension plans, the VEBA and other employee benefits, mandatory or voluntary pension plan contributions;

•	the nature of our hedging relationships;

•	changes in estimates and assumptions underlying our critical accounting policies;

•	our ability to realize deferred tax assets;

•	the outcome of pending and future claims, litigation, and administrative proceedings;

•	public perception of the Company’s business and reputation;

•	access to the capital and credit markets;

•	seasonality, pricing and other competitive industry factors; and
•	the promulgation and adoption of new accounting standards and interpretations, new government regulations and interpretation of existing regulations.

This list of risks, uncertainties and contingencies is not intended to be exhaustive. Additional factors that could cause our results to differ materially from those described in the forward-looking statements can be found under "Risk Factors" in Item 1A of our Annual Report on Form 10-K for the period ended December 31, 2013, and in our other public filings with the Securities and Exchange Commission. The forward-looking information included in this document is representative only as of the date of this document and The Brink's Company undertakes no obligation to update any information contained in this document.

The Brink’s Company and subsidiaries
Outlook Summary (Unaudited)
(In millions except as noted)

	GAAP		Non-GAAP
		2014		2014
	2013	Estimate	2013	Estimate
Organic revenue growth
Latin America	17%	25– 27%	17%	25– 27%
EMEA	2	0 – 2	2	0 – 2
North America	1	0 – 2	1	0 – 2
Asia Pacific	11	2 – 4	11	2 – 4
Total	8	11 – 13	8	11 – 13

Currency impact on revenue
Latin America	(9)%	(38) – (42)%	(9)%	(38) – (42)%
EMEA	2	0 – 3	2	0 – 3
North America	(1)	(2) – 0	(1)	(2) – 0
Asia Pacific	(5)	(1) – (3)	(5)	(1) – (3)
Total	(3)	(17) – (19)	(3)	(17) – (19)

Total revenues	$3,942	~3.7 billion	$3,942	~3.7 billion

Segment margin
Latin America(a)	8.7%	(3.0) – (5.0)%	9.5%	5.0 – 7.0%
EMEA(b)	6.9	5.5 – 7.5	6.9	6.5 – 8.5
North America(c)	0.5	1.5 – 2.5	1.8	2.0 – 3.0
Asia Pacific	11.5	10.5 – 12.5	12.2	10.5 – 12.5
Total	6.4	1.0 – 2.0	7.1	5.5 – 6.0

Non-segment expense:
General and administrative(d)	$45	51	$45	49
Retirement plans(c)	41	14	-	-
Acquisition and disposition gains(e)	(3)	(45)	-	-
Royalty income	(2)	(2)	(2)	(2)
Non-segment expense	$81	18	$43	47

Effective income tax rate(a)(b)(c)(d)(e)	35%	100%+	34%	36.5% – 39.5%

Interest expense	$25	24 – 26	$25	24 – 26

Interest and other income (expense)	$2	1 – 2	$2	1 – 2

Net income (loss) attributable to
noncontrolling interests(a)	$24	(25) – (29)	$29	18 – 22

Fixed assets acquired
Capital expenditures	$178	150 – 160	$178	150 – 160
Capital leases(f)	5	10	5	10
Total	$183	160 – 170	$183	160 – 170

Depreciation and amortization	$174	170 – 175	$174	170 – 175

(a)	Expenses related to currency devaluation in Venezuela ($138 million in 2014 and $15 million in 2013) have been excluded from Non-GAAP and Adjusted Non-GAAP results.
(b)	$16 million in pretax charges related to the planned restructuring of our business in the Netherlands have been excluded from Non-GAAP and Adjusted Non-GAAP results.
(c)
Costs related to U.S. retirement plans have been excluded from Non-GAAP and Adjusted Non-GAAP results including $12 million in 2013 and $4 million in 2014 related to North America, and $41 million in 2013 and $14 million in 2014 related to non-segment expense. We expect to record a non-cash settlement charge in the fourth quarter of 2014 related to the U.S. pension plan. The charge, which is projected to be between $50 million and $65 million, has been excluded from 2014 estimated GAAP and non-GAAP results.

(d)	Accounting adjustments to revise share-based compensation from fixed to variable fair value accounting ($2 million) have been excluded from Non-GAAP and Adjusted Non-GAAP results.
(e)	Acquisition and disposition gains and losses are excluded from Non-GAAP results and Adjusted Non-GAAP results.
(f)	Includes capital leases for newly acquired assets only.

Amounts may not add due to rounding

The Brink’s Company and subsidiaries
Hypothetical Outlook Summary – Adjusted for Venezuelan Results at 50 Bolivars per U.S. Dollar (Unaudited)

(In millions except as noted)

Full-Year 2014

Adjusted Non-GAAP
2014
Estimate

Organic revenue growth
Latin America		12 – 14%
EMEA		0 – 2
North America		0 – 2
Asia Pacific		2 – 4
Total		4 – 6

Currency impact on revenue
Latin America		(8) – (10)%
EMEA		0 – 3
North America		(2) – 0
Asia Pacific		(1) – (3)
Total		(3) – (5)

Total revenues	$	~3.6 billion

Segment margin
Latin America(a)		4.0 – 6.0%
EMEA(b)		6.5 – 8.5
North America(c)		2.0 – 3.0
Asia Pacific		10.5 – 12.5
Total		5.0 – 5.5

Non-segment expense:
General and administrative(d)		$49
Royalty income		(2)
Non-segment expense		$47

Effective income tax rate(a)(b)(c)(d)		40% – 43%

Interest expense		$24 – 26

Interest and other income (expense)		$1 – 2

Net income (loss) attributable to
noncontrolling interests(a)		$10 – 14

Fixed assets acquired:
Capital expenditures		$150 – 160
Capital leases(f)		10
Total		$160 – 170

Depreciation and amortization		$170 – 175

Amounts may not add due to rounding. See page 10 for notes.

The Brink’s Company and subsidiaries
Condensed Consolidated Statements of Income (Loss) (Unaudited)
(In millions, except for per share amounts)

	Third Quarter		Nine Months
	2014	2013	2014	2013

Revenues	$913.1	982.4	$2,806.2	2,902.8

Costs and expenses:
Cost of revenues	770.9	783.2	2,321.1	2,368.1
Selling, general and administrative expenses	135.5	141.2	416.0	418.0
Total costs and expenses	906.4	924.4	2,737.1	2,786.1
Other operating income (expense)	40.8	1.2	(83.4)	(7.4)

Operating profit (loss)	47.5	59.2	(14.3)	109.3

Interest expense	(6.6)	(6.5)	(18.3)	(18.3)
Interest and other income (expense)	0.4	0.3	0.7	1.2
Income (loss) from continuing operations before tax	41.3	53.0	(31.9)	92.2
Provision (benefit) for income taxes	23.2	15.0	36.9	31.1

Income (loss) from continuing operations	18.1	38.0	(68.8)	61.1

Income (loss) from discontinued operations, net of tax	1.5	(6.0)	0.7	(30.0)

Net income (loss)	19.6	32.0	(68.1)	31.1

Less net income (loss) attributable to noncontrolling interests	(0.6)	8.2	(31.4)	15.2

Net income (loss) attributable to Brink’s	$20.2	23.8	$(36.7)	15.9

Amounts attributable to Brink’s
Continuing operations	$18.7	29.8	$(37.4)	45.9
Discontinued operations	1.5	(6.0)	0.7	(30.0)

Net income (loss) attributable to Brink’s	$20.2	23.8	$(36.7)	15.9

Earnings (loss) per share attributable to Brink’s common shareholders(a):
Basic:
Continuing operations	$0.38	0.61	$(0.76)	0.94
Discontinued operations	0.03	(0.12)	0.01	(0.62)
Net income (loss)	$0.41	0.49	$(0.75)	0.33

Diluted:
Continuing operations	$0.38	0.61	$(0.76)	0.94
Discontinued operations	0.03	(0.12)	0.01	(0.61)
Net income (loss)	$0.41	0.49	$(0.75)	0.32

Weighted-average shares
Basic	49.1	48.7	49.0	48.6
Diluted	49.4	49.0	49.0	48.9

(a) Earnings per share may not add due to rounding.

The Brink’s Company and subsidiaries
Supplemental Financial Information (Unaudited)
 (In millions)

	Third Quarter		% Change		Nine Months		% Change
REVENUES BY REGION	2014	2013	Total	Organic	2014	2013	Total	Organic

Latin America:
Mexico	$100.8	110.1	(8)	(7)	$310.8	338.2	(8)	(5)
Brazil	116.3	92.4	26	25	331.5	284.6	16	26
Venezuela	25.1	114.7	(78)	74	178.7	306.3	(42)	73
Other	101.0	106.6	(5)	10	297.1	321.2	(8)	10
Total	343.2	423.8	(19)	26	1,118.1	1,250.3	(11)	25

EMEA:
France	139.2	139.8	-	-	414.1	403.7	3	-
Other	164.3	161.4	2	2	490.3	468.7	5	3
Total	303.5	301.2	1	1	904.4	872.4	4	1

North America:
U.S.	181.8	175.6	4	4	537.9	529.4	2	2
Canada	46.1	46.9	(2)	3	135.8	142.6	(5)	2
Total	227.9	222.5	2	3	673.7	672.0	-	2

Asia Pacific	38.5	34.9	10	10	110.0	108.1	2	4

Total Revenues	$913.1	982.4	(7)	13	$2,806.2	2,902.8	(3)	12

Amounts may not add due to rounding. Organic percentage change in revenue is equal to the total percentage change in revenue less the change associated with acquisitions and dispositions and less the change in revenues due to foreign currency exchange fluctuations as described in the note to the table on page 4.

	Nine Months
SELECTED CASH FLOW INFORMATION	2014	2013

Property and equipment acquired during the period
Capital expenditures
Latin America	$37.5	$64.0
EMEA	19.1	22.2
North America	24.4	33.8
Asia Pacific	2.8	2.2
Capital expenditures	83.8	122.2

Capital leases(a)
Latin America	1.2	0.9
North America	4.7	0.7
Capital leases	5.9	1.6

Total
Latin America	38.7	64.9
EMEA	19.1	22.2
North America	29.1	34.5
Asia Pacific	2.8	2.2
Total	$89.7	$123.8

Depreciation and amortization
Latin America	$47.2	$43.9
EMEA	32.1	34.5
North America	44.5	43.9
Asia Pacific	3.7	4.3
Depreciation and amortization	$127.5	$126.6

(a)
Represents the amount of property and equipment acquired using capital leases.  Because these assets are acquired without using cash initially, the acquisitions are not reflected in the consolidated cash flow statement as capital expenditures.  Amounts are provided here to assist in the comparison of assets acquired in the current year versus prior years.

The Brink’s Company and subsidiaries
Non-GAAP and Adjusted Non-GAAP(h) Results Reconciled to GAAP (Unaudited)
 (In millions, except for per share amounts)

	GAAP Basis	Expenses Related to Currency Devaluation in Venezuela (a)	Gains/ Losses on Acquisitions and Dispositions (b)	Employee Benefit Settlement Losses (c)	U.S. Retirement Plans (d)	Share-based Compen- sation Adjust- ment (e)	Adjust Income Tax Rate (f)	Non-GAAP Basis	Adjust Venezuela to 50 Bolivars to the U.S. Dollar (g)	Adjusted Non-GAAP Basis (h)

	First Quarter 2014
Revenues:
Latin America	$438.4	-	-	-	-	-	-	438.4	(113.1)	325.3
EMEA	298.0	-	-	-	-	-	-	298.0	-	298.0
North America	220.1	-	-	-	-	-	-	220.1	-	220.1
Asia Pacific	35.1	-	-	-	-	-	-	35.1	-	35.1
Revenues	$991.6	-	-	-	-	-	-	991.6	(113.1)	878.5

Operating profit:
Latin America	$(74.8)	123.3	(1.2)	0.9	-	-	-	48.2	(28.9)	19.3
EMEA	14.8	-	-	-	-	-	-	14.8	-	14.8
North America	1.1	-	-	-	1.2	-	-	2.3	-	2.3
Asia Pacific	4.4	-	-	-	-	-	-	4.4	-	4.4
Segment operating profit	(54.5)	123.3	(1.2)	0.9	1.2	-	-	69.7	(28.9)	40.8
Non-segment	(18.0)	-	-	-	4.8	-	-	(13.2)	-	(13.2)
Operating profit	$(72.5)	123.3	(1.2)	0.9	6.0	-	-	56.5	(28.9)	27.6

Amounts attributable to Brink’s:
Income from continuing operations	$(58.4)	74.9	(1.2)	0.6	3.8	-	0.8	20.5	(10.8)	9.7
Diluted EPS – continuing operations	(1.19)	1.53	(0.02)	0.01	0.08	-	0.02	0.42	(0.22)	0.20

	Second Quarter 2014
Revenues:
Latin America	$336.5	-	-	-	-	-	-	336.5	-	336.5
EMEA	302.9	-	-	-	-	-	-	302.9	-	302.9
North America	225.7	-	-	-	-	-	-	225.7	-	225.7
Asia Pacific	36.4	-	-	-	-	-	-	36.4	-	36.4
Revenues	$901.5	-	-	-	-	-	-	901.5	-	901.5

Operating profit:
Latin America	$(1.5)	9.8	(0.6)	0.9	-	0.6	-	9.2	-	9.2
EMEA	17.3	-	-	-	-	0.5	-	17.8	-	17.8
North America	5.7	-	-	-	0.8	0.3	-	6.8	-	6.8
Asia Pacific	4.6	-	-	-	-	0.1	-	4.7	-	4.7
Segment operating profit	26.1	9.8	(0.6)	0.9	0.8	1.5	-	38.5	-	38.5
Non-segment	(15.4)	-	-	-	2.8	2.7	-	(9.9)	-	(9.9)
Operating profit	$10.7	9.8	(0.6)	0.9	3.6	4.2	-	28.6	-	28.6

Amounts attributable to Brink’s:
Income from continuing operations	$2.3	6.0	(0.6)	0.8	2.3	3.4	(2.0)	12.2	(0.7)	11.5
Diluted EPS – continuing operations	0.05	0.12	(0.02)	0.02	0.05	0.07	(0.04)	0.25	(0.01)	0.23

	GAAP Basis	Expenses Related to Currency Devaluation in Venezuela (a)	Gains/ Losses on Acquisi- tions and Dispositions (b)	Employee Benefit Set- tlement Losses (c)	U.S. Retire- ment Plans (d)	Share-based Compen- sation Adjust- ment (e)	Adjust Income Tax Rate (f)	Non-GAAP Basis	Adjust Venezuela to 50 Bolivars to the U.S. Dollar (g)	Adjusted Non-GAAP Basis (h)

	Third Quarter 2014
Revenues:
Latin America	$343.2	-	-	-	-	-	-	343.2	-	343.2
EMEA	303.5	-	-	-	-	-	-	303.5	-	303.5
North America	227.9	-	-	-	-	-	-	227.9	-	227.9
Asia Pacific	38.5	-	-	-	-	-	-	38.5	-	38.5
Revenues	$913.1	-	-	-	-	-	-	913.1	-	913.1

Operating profit:
Latin America	$(5.1)	4.8	(1.6)	2.4	-	(0.3)	-	0.2	-	0.2
EMEA	15.6	-	15.6	-	-	(0.2)	-	31.0	-	31.0
North America	1.5	-	-	-	0.8	(0.1)	-	2.2	-	2.2
Asia Pacific	5.0	-	-	-	-	-	-	5.0	-	5.0
Segment operating profit	17.0	4.8	14.0	2.4	0.8	(0.6)	-	38.4	-	38.4
Non-segment	30.5	-	(44.9)	-	2.9	(1.2)	-	(12.7)	-	(12.7)
Operating profit	$47.5	4.8	(30.9)	2.4	3.7	(1.8)	-	25.7	-	25.7

Amounts attributable to Brink’s:
Income from continuing operations	$18.7	2.9	(12.0)	1.8	2.3	(1.3)	(2.8)	9.6	(0.7)	8.9
Diluted EPS – continuing operations	0.38	0.06	(0.25)	0.04	0.05	(0.03)	(0.06)	0.19	(0.01)	0.18

	Nine Months 2014
Revenues:
Latin America	$1,118.1	-	-	-	-	-	-	1,118.1	(113.1)	1,005.0
EMEA	904.4	-	-	-	-	-	-	904.4	-	904.4
North America	673.7	-	-	-	-	-	-	673.7	-	673.7
Asia Pacific	110.0	-	-	-	-	-	-	110.0	-	110.0
Revenues	$2,806.2	-	-	-	-	-	-	2,806.2	(113.1)	2,693.1

Operating profit:
Latin America	$(81.4)	137.9	(3.4)	4.2	-	0.3	-	57.6	(28.9)	28.7
EMEA	47.7	-	15.6	-	-	0.3	-	63.6	-	63.6
North America	8.3	-	-	-	2.8	0.2	-	11.3	-	11.3
Asia Pacific	14.0	-	-	-	-	0.1	-	14.1	-	14.1
Segment operating profit	(11.4)	137.9	12.2	4.2	2.8	0.9	-	146.6	(28.9)	117.7
Non-segment	(2.9)	-	(44.9)	-	10.5	1.5	-	(35.8)	-	(35.8)
Operating profit	$(14.3)	137.9	(32.7)	4.2	13.3	2.4	-	110.8	(28.9)	81.9

Amounts attributable to Brink’s:
Income from continuing operations	$(37.4)	83.8	(13.8)	3.2	8.4	2.1	(4.0)	42.3	(12.2)	30.1
Diluted EPS – continuing operations	(0.76)	1.71	(0.28)	0.07	0.17	0.04	(0.08)	0.86	(0.25)	0.61

(a)
To eliminate the effects of the March 2014 currency devaluation in Venezuela as described in (g) below.  Expenses eliminated from Non-GAAP results include first-quarter currency exchange losses totaling $122 million related to remeasured net monetary assets and $16 million in year-to-date expenses related to nonmonetary assets.  Nonmonetary assets were not remeasured to a lower basis when the currency devalued.  Instead, under highly inflationary accounting rules, these assets retained their higher historical bases, which excess is recognized in earnings as the asset is consumed.

(b)	To eliminate
•	$44.9 million in third-quarter divestiture gains primarily related to the sale of our equity investment in a CIT business in Peru.
•	$15.6 million in third-quarter charges related to the planned restructuring of our business in the Netherlands.
•	$3.8 million in equity earnings ($1.2 million in the first quarter, $1.3 million in the second quarter and $1.3 million in the third quarter) from our former investment in a CIT business in Peru.
•	a $0.7 million adjustment in the third quarter related to the decrease in a loss contingency assumed in the 2010 Mexico acquisition.
•
$1.1 million in restructuring charges ($0.7 million in the second quarter and $0.4 million in the third quarter) related to Latin American operations that are expected to be shut down within the next 12 months.

(c)	To eliminate employee benefit settlement losses in Mexico.
(d)	To eliminate expenses related to U.S. retirement plans.
(e)
To eliminate an accounting adjustment related to share-based compensation ($4.2 million expense in the second quarter and a $1.8 million benefit in the third quarter).  The accounting adjustment revises the accounting for share-based compensation from fixed to variable fair value accounting as defined in ASC Topic 718, Stock Compensation.

(f)
To adjust effective income tax rate in the interim period to be equal to the midpoint of the estimated range of the full-year Non-GAAP effective income tax rate.  The midpoint of the estimated range of the full-year Non-GAAP effective tax rate for 2014 is 38%.

(g)
Effective March 24, 2014, Brink’s began remeasuring its Venezuelan operating results using currency exchange rates reported under a newly established currency exchange process in Venezuela (the “SICAD II process”).  The rate published for this process has averaged approximately 50 since opening on March 24, 2014.  This adjustment reflects a hypothetical remeasurement of Brink’s Venezuela’s first quarter 2014 revenue and operating results using a rate of 50 bolivars to the U.S. dollar, which approximates the rate observed in the new SICAD II process in March 2014.

(h)	Adjusted Non-GAAP results are equal to Non-GAAP results further adjusted for Venezuelan results at 50 bolivars per U.S. dollar.

Amounts may not add due to rounding.

The Brink’s Company and subsidiaries
Non-GAAP and Adjusted Non-GAAP(g) Results Reconciled to GAAP (Unaudited)
(In millions, except for per share amounts)

	GAAP Basis	Gains/ Losses on Acquisitions and Dispositions (a)	Expenses Related to Currency Devaluation in Venezuela (b)	Employee Benefit Settlement Losses (c)	U.S. Retirement Plans (d)	Adjust Income Tax Rate (e)	Non-GAAP Basis	Adjust Venezuela to 50 Bolivars to the U.S. Dollar (f)	Adjusted Non-GAAP Basis (g)

	First Quarter 2013
Revenues:
Latin America	$412.9	-	-	-	-	-	412.9	(84.5)	328.4
EMEA	277.8	-	-	-	-	-	277.8	-	277.8
North America	223.2	-	-	-	-	-	223.2	-	223.2
Asia Pacific	36.6	-	-	-	-	-	36.6	-	36.6
Revenues	$950.5	-	-	-	-	-	950.5	(84.5)	866.0

Operating profit:
Latin America	$23.4	(1.6)	13.9	0.3	-	-	36.0	(18.0)	18.0
EMEA	8.6	-	-	-	-	-	8.6	-	8.6
North America	(2.0)	-	-	-	2.9	-	0.9	-	0.9
Asia Pacific	4.3	-	-	-	-	-	4.3	-	4.3
Segment operating profit	34.3	(1.6)	13.9	0.3	2.9	-	49.8	(18.0)	31.8
Non-segment	(17.0)	(1.1)	-	-	10.5	-	(7.6)	-	(7.6)
Operating profit	$17.3	(2.7)	13.9	0.3	13.4	-	42.2	(18.0)	24.2

Amounts attributable to Brink’s:
Income from continuing operations	$2.9	(2.7)	8.7	0.2	8.2	0.2	17.5	(8.7)	8.8
Diluted EPS – continuing operations	0.06	(0.05)	0.18	-	0.17	-	0.36	(0.18)	0.18

	Second Quarter 2013
Revenues:
Latin America	$413.6	-	-	-	-	-	413.6	(83.9)	329.7
EMEA	293.4	-	-	-	-	-	293.4	-	293.4
North America	226.3	-	-	-	-	-	226.3	-	226.3
Asia Pacific	36.6	-	-	-	-	-	36.6	-	36.6
Revenues	$969.9	-	-	-	-	-	969.9	(83.9)	886.0

Operating profit:
Latin America	$24.4	(1.3)	0.2	0.5	-	-	23.8	(8.6)	15.2
EMEA	18.7	-	-	-	-	-	18.7	-	18.7
North America	6.3	-	-	-	2.9	-	9.2	-	9.2
Asia Pacific	5.0	-	-	-	-	-	5.0	-	5.0
Segment operating profit	54.4	(1.3)	0.2	0.5	2.9	-	56.7	(8.6)	48.1
Non-segment	(21.6)	-	-	-	10.2	-	(11.4)	-	(11.4)
Operating profit	$32.8	(1.3)	0.2	0.5	13.1	-	45.3	(8.6)	36.7

Amounts attributable to Brink’s:
Income from continuing operations	$13.2	(1.3)	0.1	0.4	7.7	1.6	21.7	(5.9)	15.8
Diluted EPS – continuing operations	0.27	(0.03)	-	0.01	0.16	0.03	0.44	(0.12)	0.32

	GAAP Basis	Gains/ Losses on Acquisitions and Dispositions (a)	Expenses Related to Currency Devaluation in Venezuela (b)	Employee Benefit Settlement Losses (c)	U.S. Retirement Plans (d)	Adjust Income Tax Rate (e)	Non-GAAP Basis	Adjust Venezuela to 50 Bolivars to the U.S. Dollar (f)	Adjusted Non-GAAP Basis (g)

	Third Quarter 2013
Revenues:
Latin America	$423.8	-	-	-	-	-	423.8	(100.1)	323.7
EMEA	301.2	-	-	-	-	-	301.2	-	301.2
North America	222.5	-	-	-	-	-	222.5	-	222.5
Asia Pacific	34.9	-	-	-	-	-	34.9	-	34.9
Revenues	$982.4	-	-	-	-	-	982.4	(100.1)	882.3

Operating profit:
Latin America	$42.8	(1.5)	0.2	0.8	-	-	42.3	(20.7)	21.6
EMEA	32.1	-	-	-	-	-	32.1	-	32.1
North America	0.2	-	-	-	2.9	-	3.1	-	3.1
Asia Pacific	4.8	-	-	-	-	-	4.8	-	4.8
Segment operating profit	79.9	(1.5)	0.2	0.8	2.9	-	82.3	(20.7)	61.6
Non-segment	(20.7)	(0.9)	-	-	10.3	-	(11.3)	-	(11.3)
Operating profit	$59.2	(2.4)	0.2	0.8	13.2	-	71.0	(20.7)	50.3

Amounts attributable to Brink’s:
Income from continuing operations	$29.8	(2.4)	0.1	0.6	7.7	(1.9)	33.9	(11.6)	22.3
Diluted EPS – continuing operations	0.61	(0.05)	-	0.01	0.16	(0.04)	0.69	(0.24)	0.45

	Nine Months 2013
Revenues:
Latin America	$1,250.3	-	-	-	-	-	1,250.3	(268.5)	981.8
EMEA	872.4	-	-	-	-	-	872.4	-	872.4
North America	672.0	-	-	-	-	-	672.0	-	672.0
Asia Pacific	108.1	-	-	-	-	-	108.1	-	108.1
Revenues	$2,902.8	-	-	-	-	-	2,902.8	(268.5)	2,634.3

Operating profit:
Latin America	$90.6	(4.4)	14.3	1.6	-	-	102.1	(47.3)	54.8
EMEA	59.4	-	-	-	-	-	59.4	-	59.4
North America	4.5	-	-	-	8.7	-	13.2	-	13.2
Asia Pacific	14.1	-	-	-	-	-	14.1	-	14.1
Segment operating profit	168.6	(4.4)	14.3	1.6	8.7	-	188.8	(47.3)	141.5
Non-segment	(59.3)	(2.0)	-	-	31.0	-	(30.3)	-	(30.3)
Operating profit	$109.3	(6.4)	14.3	1.6	39.7	-	158.5	(47.3)	111.2

Amounts attributable to Brink’s:
Income from continuing operations	$45.9	(6.4)	8.9	1.2	23.6	(0.1)	73.1	(26.2)	46.9
Diluted EPS – continuing operations	0.94	(0.13)	0.18	0.02	0.48	-	1.49	(0.54)	0.96

	GAAP Basis	Gains/ Losses on Acquisitions and Dispositions (a)	Expenses Related to Currency Devaluation in Venezuela (b)	Employee Benefit Settlement Losses (c)	U.S. Retirement Plans (d)	Adjust Income Tax Rate (e)	Non-GAAP Basis	Adjust Venezuela to 50 Bolivars to the U.S. Dollar (f)	Adjusted Non-GAAP Basis (g)

	Fourth Quarter 2013
Revenues:
Latin America	$470.4	-	-	-	-	-	470.4	(123.0)	347.4
EMEA	305.9	-	-	-	-	-	305.9	-	305.9
North America	226.4	-	-	-	-	-	226.4	-	226.4
Asia Pacific	36.7	-	-	-	-	-	36.7	-	36.7
Revenues	$1,039.4	-	-	-	-	-	1,039.4	(123.0)	916.4

Operating profit:
Latin America	$59.3	0.5	0.3	0.9	-	-	61.0	(21.6)	39.4
EMEA	22.1	-	-	-	-	-	22.1	-	22.1
North America	0.2	-	-	-	2.9	-	3.1	-	3.1
Asia Pacific	2.6	0.9	-	-	-	-	3.5	-	3.5
Segment operating profit	84.2	1.4	0.3	0.9	2.9	-	89.7	(21.6)	68.1
Non-segment	(21.8)	(0.8)	-	-	10.3	-	(12.3)	-	(12.3)
Operating profit	$62.4	0.6	0.3	0.9	13.2	-	77.4	(21.6)	55.8

Amounts attributable to Brink’s:
Income from continuing operations	$26.0	2.3	0.2	0.6	8.2	0.1	37.4	(9.9)	27.5
Diluted EPS – continuing operations	0.53	0.05	-	0.01	0.17	-	0.76	(0.20)	0.56

	Full Year 2013
Revenues:
Latin America	$1,720.7	-	-	-	-	-	1,720.7	(391.5)	1,329.2
EMEA	1,178.3	-	-	-	-	-	1,178.3	-	1,178.3
North America	898.4	-	-	-	-	-	898.4	-	898.4
Asia Pacific	144.8	-	-	-	-	-	144.8	-	144.8
Revenues	$3,942.2	-	-	-	-	-	3,942.2	(391.5)	3,550.7

Operating profit:
Latin America	$149.9	(3.9)	14.6	2.5	-	-	163.1	(68.9)	94.2
EMEA	81.5	-	-	-	-	-	81.5	-	81.5
North America	4.7	-	-	-	11.6	-	16.3	-	16.3
Asia Pacific	16.7	0.9	-	-	-	-	17.6	-	17.6
Segment operating profit	252.8	(3.0)	14.6	2.5	11.6	-	278.5	(68.9)	209.6
Non-segment	(81.1)	(2.8)	-	-	41.3	-	(42.6)	-	(42.6)
Operating profit	$171.7	(5.8)	14.6	2.5	52.9	-	235.9	(68.9)	167.0

Amounts attributable to Brink’s:
Income from continuing operations	$71.9	(4.1)	9.1	1.8	31.8	-	110.5	(36.1)	74.4
Diluted EPS – continuing operations	1.47	(0.08)	0.18	0.04	0.65	-	2.26	(0.74)	1.52

(a)	To eliminate
•
$6.1 million in equity earnings ($1.6 million in the first quarter, $1.3 million in the second quarter, $1.5 million in the third quarter, and $1.7 million in the fourth quarter) from our former investment in a CIT business in Peru.

•
a $1.1 million adjustment in the first quarter of 2013 to the amount of gain recognized on a 2010 business acquisition in Mexico as a result of a favorable adjustment to the purchase price received in the first quarter of 2013.

•	$1.7 million of favorable adjustments in the third and fourth quarters of 2013 primarily related to the January 2013 acquisition of Rede Trel in Brazil.
•
$3.1 million in adjustments in the fourth quarter of 2013 related to the increase in a loss contingency assumed in the 2010 Mexico acquisition and the impairment of an intangible asset acquired in the 2009 India acquisition.

•	a $2.6 million unfavorable tax adjustment related to the Belgium disposition.
(b)
To eliminate the effects of the February 2013 currency devaluation in Venezuela in which the official exchange rate in Venezuela declined 16% from 5.3 to 6.3 bolivars to the U.S. dollar.  Expenses eliminated from Non-GAAP results include first quarter currency exchange losses totaling $13.4 million related to remeasured net monetary assets as well as expenses related to nonmonetary assets ($0.5 million in the first quarter, $0.2 million in the second quarter, $0.2 million in the third quarter and $0.3 million in the fourth quarter).  Nonmonetary assets were not remeasured to a lower basis when the currency devalued.  Instead, under highly inflationary accounting rules, these assets retained their higher historical bases, which excess is recognized in earnings as the asset is consumed.

(c)	To eliminate employee benefit settlement losses in Mexico.
(d)	To eliminate expenses related to U.S. retirement plans.
(e)	To adjust effective income tax rate in the interim period to be equal to the full-year non-GAAP effective income tax rate. The full-year non-GAAP effective tax rate for 2013 was 34.1%.
(f)
Effective March 24, 2014, Brink’s began remeasuring its Venezuelan operating results using currency exchange rates reported under a newly established currency exchange process in Venezuela (the “SICAD II process”).  This adjustment reflects a hypothetical remeasurement of Brink’s Venezuela’s 2013 revenue and operating results using a rate of 50 bolivars to the U.S. dollar, which approximates the rate observed in the new SICAD II process in March 2014.  Losses that would have been recognized in 2013 had Brink’s used a rate of 50 bolivars to the U.S. dollar to remeasure its net monetary assets have been excluded from this adjustment and the Adjusted Non-GAAP results.

(g)	Adjusted Non-GAAP results are equal to Non-GAAP results further adjusted for Venezuelan results at 50 bolivars per U.S. dollar.

Amounts may not add due to rounding.

The Brink’s Company and subsidiaries
Other Reconciliations to GAAP (Unaudited)
(In millions)

NON-GAAP CASH FLOWS FROM OPERATING ACTIVITIES – RECONCILED TO U.S. GAAP
	Nine Months
	2014	2013
Cash flows from operating activities – GAAP	$72.5	$104.4
Decrease (increase) in certain customer obligations(a)	(15.5)	4.9
Cash outflows (inflows) related to discontinued operations	(0.9)	3.6
Cash flows from operating activities – Non-GAAP (reduced by pension contributions)	56.1	112.9
Contributions to primary U.S. pension plan	87.2	13.0
Cash flows from operating activities – Non-GAAP (before pension contributions)	$143.3	$125.9

(a)
To eliminate the change in the balance of customer obligations related to cash received and processed in certain of our Cash Management Services operations.  The title to this cash transfers to us for a short period of time.  The cash is generally credited to customers’ accounts the following day and we do not consider it as available for general corporate purposes in the management of our liquidity and capital resources.

Both measures of “Non-GAAP cash flows from operating activities” (before and after U.S pension contributions) are supplemental financial measures that are not required by, or presented in accordance with GAAP. The purpose of these Non-GAAP measures is to report financial information excluding the impact of cash received and processed in certain of our secure Cash Management Service operations without cash flows from discontinued operations and with and without cash flows related to the primary U.S. pension plan.  We believe these measures are helpful in assessing cash flows from operations, enable period-to-period comparability and are useful in predicting future operating cash flows. These Non-GAAP measures should not be considered as an alternative to cash flows from operating activities determined in accordance with GAAP and should be read in conjunction with our consolidated statements of cash flows.

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